We consent to the incorporation by reference in this Registration Statement of Global Telemedia International, Inc. on Form S-8 of our report dated June 26, 2000, appearing in the Annual Report on Form 10-K SB A-1 of Global Telemedia
International,  Inc.  for  the  year  ended  December  31,  1999.

Mendoza  Berger  and  Company,  LLP



Laguna  Hills,  California
October  16,  2000


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